UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Sajan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer
Identification No.)
625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2014 Equity Incentive Plan

General. On June 12, 2014, the stockholders of Sajan, Inc. approved the adoption of the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). The principal provisions of the 2014 Plan are summarized below. This summary is not a complete description of all of the 2014 Plan’s provisions, and is qualified in its entirety by reference to the 2014 Plan which is attached hereto as Exhibit 10.1. The 2014 Plan replaces the Company’s 2004 Amended and Restated Long-Term Incentive Plan and no further awards will be made pursuant to such plan. Capitalized terms used but not defined herein shall be as defined in the 2014 Plan.

Purpose and Eligible Participants. The purpose of the 2014 Plan is to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends.

Types of Awards. The 2014 Plan permits the Administrator to grant Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, and Performance Based Compensation.

Reserved Shares. The stock to be awarded or optioned under the 2014 Plan shall consist of authorized but unissued shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the 2014 Plan is One Million Five Hundred Thousand (1,500,000) shares. To the extent that a share of common stock is granted pursuant to an award that is settled in shares of common stock (not including options or stock appreciation rights), it shall reduce the pool of authorized shares by one and one half (1.5) shares of common stock; and, to the extent that a share of common stock is granted pursuant to any other award, it shall reduce the pool of authorized shares by one (1) share of common stock.

Annual Award Limits. For all awards intended to qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code, the following maximum annual award limits apply: (i) the maximum number of shares of common stock subject to options granted and shares of common stock subject to stock appreciation rights granted in any one calendar year to any one participant shall be, in the aggregate, Three Hundred Thousand (300,000) shares; (ii) the maximum grant with respect restricted stock awards and restricted stock units in any one calendar year to any one participant shall be, in the aggregate, Three Hundred Thousand (300,000) shares; and (iii) to the extent payable in or measured by the value of shares of stock, in no event shall a participant be granted performance awards during any fiscal year of the Company covering in the aggregate more than Three Hundred Thousand (300,000) shares.

Performance-Based Compensation. For awards intended to be performance based compensation, the Board intends to use one or more of the following business criteria as the basis of the performance goals, including but not limited to (i) revenue or net sales, (ii) operating income, (iii) net income (before or after taxes), (iv) earnings per share, (v) earnings before or after taxes, interest, depreciation and/or amortization, (vi) gross profit margin, (vii) return measures (including, but not limited to, return on invested capital, assets, capital, equity, sales), (viii) increase in revenue or net sales, (ix) operating expense ratios, (x) operating expense targets, (xi) productivity ratios, (xii) gross or operating margins, (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment), (xiv) working capital targets, (xv) capital expenditures, (xvi) share price (including, but not limited to, growth measures and total shareholder return), (xvii) appreciation in the fair market value or book value of the common stock, (xviii) debt to equity ratio or debt levels, and (xix) market share, in all cases including, if selected by the administrator, threshold, target and maximum levels.

Amendments. The Board may from time to time, insofar as permitted by law, suspend or discontinue the 2014 Plan or revise or amend it in any respect. However, to the extent required by applicable law or regulation or as except as provided under the 2014 Plan itself, the Board may not, without stockholder approval, revise or amend the 2014 Plan (i) to materially increase the number of shares subject to the 2014 Plan, (ii) to change the designation of participants, including the class of employees, eligible to receive awards, (iii) to decrease the price at which options or stock appreciation rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock, or amend the terms of outstanding options or stock appreciation rights to reduce their exercise price, (v) to materially increase the benefits accruing to participants under the 2014 Plan, or (v) make any modification that will cause incentive stock options to fail to meet the requirements of Internal Revenue Code Section 422.

Term. The Administrator may grant awards pursuant to the 2014 Plan until it is discontinued or terminated; provided, however, that Incentive Stock Options may not be granted after June 12, 2024.

Change of Control. Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the 2014 Plan, the administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the 2014 Plan and the cancellation of any or all awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control, (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations, or (iv) that participants holding outstanding awards shall become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested, as determined by the administrator pursuant to the 2014 Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options or stock appreciation rights, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options or stock appreciation rights, or (2) for participants holding awards other than options or stock appreciation rights, the fair market value of such common stock on the date immediately preceding the effective date of such change of control. The administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

Forms of Agreement. The Board has approved forms of agreement to govern nonqualified stock options, incentive stock options, restricted stock awards and restricted stock unit awards awarded under the 2014 Plan. The forms of agreement governing nonqualified stock options and incentive stock options provide that the option will be forfeited upon a termination for Cause or upon the expiration of a three-month period following a termination for any reason other than Cause, disability or death. The forms of agreement define “Cause” as (i) the conviction of Participant for the commission of any felony, (ii) the commission by Participant of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company or any Affiliate, or (iii) a disciplinary discharge pursuant to the terms of the Company’s management handbooks or policies as in effect at the time. In addition, the forms of agreement provide that the participant may, at the administrator’s discretion, exercise the option by delivering cash or previously acquired shares, requesting that shares underlying the option be withheld to satisfy the exercise price and any applicable withholding obligations, broker assisted cashless exercise, or any combination thereof. The form of agreement governing restricted stock awards and restricted stock unit awards provides that upon a separation from service, the Participant will forfeit any shares or units for which the risks of forfeiture have not yet lapsed or which have not yet vested.

Automatic Grants to Non-Employee Directors. Under the 2014 Plan, each non-employee director shall automatically be granted ten-year Non-Qualified Stock Options to purchase shares of common stock according to the following terms and conditions: (i) initial grants shall be made in the amount of 15,000 shares of common stock to each person who is first elected or appointed to serve as a non-employee director on the date of initial election or appointment, vesting with respect to one-third of the shares on the first, second, and third anniversary of the grant date, so long as the director is then a member of the Board, (ii) additional grants shall be made in the amount of 10,000 shares of common stock to each non-employee director on the first business day following the annual meeting, or on August 1 of that year if no annual meeting is held, so long as the director is then a member of the Board and did not receive an initial grant at the annual meeting, vesting ratably over eleven months from the date of grant. The option price per share of the Non-Qualified Stock Options granted pursuant to this provision shall be one hundred percent (100%) of the per share fair market value of the common stock on the date of grant.

The foregoing summaries of the 2014 Plan and the forms of agreements do not purport to be complete and are qualified in their entirety by reference to the text of the 2014 Plan, the form of incentive stock option agreement, the form of nonqualified stock option agreement, the form of restricted stock agreement, and the form of restricted stock unit agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Sajan, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on June 12, 2014. At the meeting:

1. Five nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. The shareholders approved the Sajan, Inc. 2014 Equity Incentive Plan;

3. The selection of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified;

4. The shareholders approved the grant of authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of common stock, if and when determined by the Board of Directors;

5. The compensation of the Company’s named executive officers was approved, on a non-binding and advisory basis; and

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Shannon Zimmerman	9,412,991	60,490	5,272,446
Angela Zimmerman	9,413,103	60,378	5,272,446
Benjamin F. Allen	9,437,233	36,248	5,272,446
Michael W. Rogers	9,437,233	36,248	5,272,446
Benno G. Sand	9,437,233	36,248	5,272,446

2. Approval of the Sajan, Inc. 2014 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
9,236,102	235,179	2,200	5,272,446

3. Ratification of selection of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
14,706,862	37,757	1,308	0

4. Approval of grant of authority to Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of common stock, if and when determined by the Board of Directors:

For	Against	Abstain	Broker Non-Votes
14,350,947	390,408	4,572	0

5. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
9,141,678	211,561	120,242	5,272,446

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

10.1	Sajan, Inc. 2014 Equity Incentive Plan.

10.2	Sajan, Inc. Incentive Stock Option Agreement.

10.3	Sajan, Inc. Nonqualified Stock Option Agreement.

10.4	Sajan, Inc. Restricted Stock Agreement.

10.5	Sajan, Inc. Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: June 16, 2014

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Sajan, Inc. 2014 Equity Incentive Plan.

10.2	Sajan, Inc. Incentive Stock Option Agreement.

10.3	Sajan, Inc. Nonqualified Stock Option Agreement.

10.4	Sajan, Inc. Restricted Stock Agreement.

10.5	Sajan, Inc. Restricted Stock Unit Agreement.